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                                                              Exhibit h(1)(b)(i)

               FEE SCHEDULE TO THE SUB-TRANSFER AGENCY AGREEMENT

               (as amended, April 27, 1998 and January 2, 2001)

1)       MAINTENANCE AND TRANSACTION CHARGES - BILLABLE MONTHLY

         A)       Per Account Annual Fee:

                  The following funds will be billed at a rate of 1/12 of the annual fee for each fund account serviced during the month. Accounts serviced is defined as all open accounts at month end and accounts which close during the month.

                  FUNDS                                                           ACCOUNT RATES
                  -----                                                           -------------
                  MainStay Capital Appreciation Fund                                      $4.73
                  MainStay Value Fund                                                     $5.76
                  MainStay Convertible Fund                                               $5.76
                  MainStay High Yield Corporate Bond Fund                                 $7.81
                  MainStay Government Fund                                                $7.81
                  MainStay Tax-Free Bond Fund                                             $7.81
                  MainStay Money Market Fund                                              $9.85
                  MainStay Equity Index Fund                                              $6.01
                  MainStay Total Return Fund                                              $5.76
                  MainStay California Tax-Free Fund                                       $7.81
                  MainStay New York Tax-Free Fund                                         $7.81
                  MainStay International Bond Fund                                        $7.81
                  MainStay International Equity Fund                                      $5.76
                  MainStay Strategic Income Fund                                          $7.81
                  MainStay Strategic Value Fund                                           $5.76
                  MainStay Blue Chip Growth Fund                                          $4.73
                  MainStay Research Value Fund                                            $4.73
                  MainStay Growth Opportunities Fund                                      $4.73
                  MainStay Equity Income Fund                                             $4.73
                  MainStay Small Cap Value Fund                                           $4.73
                  MainStay Small Cap Growth Fund                                          $4.73
                  MainStay Global High Yield Fund                                         $7.81
                  MainStay Select 20 Equity Fund                                          $5.96
                  MainStay Mid Cap Growth Fund                                            $4.90

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         B)       Transaction Fees:

                  1)       Transaction Activity

                           $0.69 per account - automated purchase transactions

                           $1.26 per account - non-automated transactions

                  2)       ACH Transactions Checkwriting

                           $0.51 for each ACH transaction

                           $1.02 for each checkwriting item

                  3)       Fund Minimum (Cusip/Class/Fund)

                           $1,024 per month per cusip

                           The fees and charges set forth shall increase annually over the fees and charges during the prior 12 months in an amount equal to the annual percentage of change in the Northeastern Consumer Price Index as last reported by the U.S. Bureau of Labor Statistics.

2)       Out-of-Pocket

         A)       Out-of-pocket

                  Out-of-pocket expenses include but are not limited to:

                  Confirmation production, postage, forms, telephone, microfilm, microfiche and expenses incurred at the specific direction of the fund. Postage for mass mailings is due seven days in advance of the mailing date.

         IN WITNESS WHEREOF, MainStay Shareholder Services, Inc. and Boston Financial Data Services, Inc. have agreed upon this fee schedule and have caused this fee schedule to be executed in their names and on their behalf through duly authorized officers.

MAINSTAY SHAREHOLDER                        BOSTON FINANCIAL DATA
  SERVICES, INC.                              SERVICES, INC.


NAME:_______________________________        NAME:_______________________________
TITLE:______________________________        TITLE:______________________________
DATE:_______________________________        DATE:_______________________________